                                                                   EXHIBIT 10.93

                                  LAND & TRACK
                                 LEASE AGREEMENT

                                     BETWEEN

                          CSX TRANSPORTATION, INC. AND
                    CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
                   d/b/a CHICAGO, FT. WAYNE & EASTERN RAILROAD

                                    COVERING
                             CERTAIN LAND AND TRACK
                          FROM MP QF 441.71 TO 191.28,
                   QFD 86.57 TO 70.38, AND QFS 69.24 TO 62.85
                         (a/k/a THE FORT WAYNE CORRIDOR)

                                    CONTENTS

PARAGRAPH                                                                                                 PAGE NO.
---------                                                                                                 --------
1.       PROPERTY COVERED...............................................................................     2
2.       RIGHT TO POSSESSION............................................................................     2
3.       TERM...........................................................................................     3
4.       LEASE PAYMENTS.................................................................................     3
5.       BUILDING MAINTENANCE...........................................................................     5
6.       INSPECTION OF LINE.............................................................................     5
7.       COMMENCEMENT DATE, STB REVIEW AND LABOR........................................................     6
8.       INTENTIONALLY DELETED..........................................................................     6
9.       COMPLIANCE WITH LAWS...........................................................................     6
10.      ADDITIONAL ASSETS, MAINTENANCE AND IMPROVEMENTS................................................     7
11.      PUBLIC FUNDS...................................................................................     7
12.      SPECIAL AUDITS.................................................................................     7
13.      AUTHORITY TO LEASE.............................................................................     7
14.      ENVIRONMENTAL..................................................................................     8
15.      ASSIGNMENT AND SUBLEASE/SUBLICENSE.............................................................    10
16.      SOLE BENEFIT...................................................................................    11
17.      WAIVER.........................................................................................    12
18.      AMENDMENT......................................................................................    12
19.      NOTICES........................................................................................    12
20.      HEADINGS.......................................................................................    12
21.      TAXES..........................................................................................    12
22.      ALLOCATION OF INCOME AND EXPENSES..............................................................    13
23.      UTILITIES......................................................................................    13
24.      LIENS..........................................................................................    14
25.      RESERVED PROPERTY RIGHTS.......................................................................    14
26.      NO PASSENGER RAIL USE..........................................................................    17
27.      EFFECT OF TERMINATION OR EXPIRATION OF LEASE...................................................    17
28.      ABANDONMENT, DISCONTINUANCE OR OTHER REGULATORY ACTIVITIES.....................................    18
29.      EMINENT DOMAIN.................................................................................    19
30.      GOVERNING LAW..................................................................................    21
31.      INSURANCE......................................................................................    21
32.      ARBITRATION....................................................................................    23
33.      COUNTERPARTS...................................................................................    23
34.      CONFIDENTIALITY................................................................................    22
35.      FORCE MAJEURE..................................................................................    24
36.      LIABILITY......................................................................................    25
37.      SEVERABILITY...................................................................................    25

EXHIBITS
--------
A.       DESCRIPTION OF LINE TO BE LEASED...............................................................    27
B.       LESSOR EQUIPMENT TO BE REMOVED FROM THE LINE...................................................    34
C.       LIST OF NAMES AND ADDRESSES FOR NOTICE PURPOSES................................................    37
D.       ASSIGNMENT AND ASSUMPTION AGREEMENT............................................................    38

                         LAND AND TRACK LEASE AGREEMENT

            THIS LAND AND TRACK LEASE AGREEMENT ("Lease") is made this 26th day of July, 2004, by and between CSX TRANSPORTATION, INC., a Virginia corporation as operator for New York Central Lines LLC, along with its subsidiaries and affiliates (collectively, "Lessor") and CENTRAL RAILROAD COMPANY OF INDIANAPOLIS, an Indiana corporation, d/b/a Chicago, Ft. Wayne & Eastern Railroad ("Lessee").

            WITNESSETH:

            WHEREAS, Lessor is the owner of, or has an interest in, the line of railroad (the "Land"), including all tracks, rails, ties, ballast, other track materials, switches, signals, crossings, bridges, culverts, crossing warning devices, buildings, building improvements, and any and all other improvements or fixtures that are affixed thereto (the "Facilities"), from Milepost QF 191.28 (excluding Crestline Yard) at or near Crestline station to milepost QF 441.71 at or near Tolleston station (Fort Wayne Corridor), from Milepost QFD 86.57 to Milepost QFD 70.38 (Decatur Secondary, and from Milepost QFS 69.24 to Milepost QFS 62.85 (Spore Industrial Track), all as more particularly described in EXHIBIT A (collectively, the Land and Facilities may sometimes be referred to as the "Line"); and

            WHEREAS, it is Lessor's goal in entering into this Lease to reduce its capital needs, to rationalize its rail system and to restructure its business; and

            WHEREAS, Lessee desires to lease the Line from Lessor, in accordance with the terms and conditions stated in this Lease, in order to provide rail service to current and future customers located on the Line and to provide common carrier rail services;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants, and the other good and valuable consideration set forth herein, Lessor and Lessee agree as follows:

      1.    PROPERTY COVERED.

            (a) Except as otherwise provided herein and subject to the Reserved Rights and the terms and conditions hereof, Lessor hereby leases the Line to Lessee effective on the Commencement Date, provided that the Line shall be leased in its "AS IS, WHERE IS" CONDITION AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF TITLE, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, except Lessor represents and warrants Lessor's legal right and authority to lease a continuous and contiguous operating line of railroad to Lessee suitable for conducting railroad operations, and Lessor will protect and defend the continuity and contiguity of those operations.

            Lessee acknowledges that it has inspected the Line and accepts it in its current condition and Lessee deems it appropriate for all purposes, including Lessee's intended use. Lessee leases the Line subject to all existing agreements, encroachments, claims, easements, occupancies, grants, reservations, deed obligations and similar covenants, rights, title defects and other impediments, whether or not recorded and whether or not this Lease provides actual notice thereof.

            (b) Except as otherwise provided herein or by letter of consent, during the term of this Lease, Lessee shall have the exclusive right to conduct rail freight operations on the Line, provided that Lessee may not grant trackage rights or haulage rights over the Line to any other carrier or third party. In addition, Lessee shall not grant to any third party any rights whatsoever to conduct rail freight, commuter or passenger operations on the Line.

      2.    RIGHT TO POSSESSION.

            On the Commencement Date, Lessor will deliver to Lessee possession of the Line; provided, however, that Lessor will have three (3) months after said Commencement Date in which to remove, at its sole expense and without unreasonable interference to Lessee's operations, all equipment, locomotives, and other rolling stock or personal property of Lessor located on, but not affixed to, the Line as of the Commencement Date, which equipment, locomotives and other rolling stock and personal property are more particularly described on EXHIBIT B.

      3.    TERM.

            (a) Unless otherwise terminated as provided herein, this Lease shall be for a term of TWENTY (20) years from the Commencement Date ("Term"), except that Lessee may elect to extend the Term for as many as two (2) successive periods of five (5) years each conditioned upon Lessee's obligations hereunder being in good standing and provided that Lessor has legal authority from the Surface Transportation Board, or its successor, to grant such an extension and Lessor has either (i) acquired direct ownership of the Line from New York Central Lines LLC ("NYC"), or (ii) has extended the current Operating Agreement existing between NYC and Lessor for at least the duration of each such renewal period.

            (b) If either Lessee or Lessor breaches any material covenant or obligation under this Lease and if such breach continues without cure for a period of 60 calendar days from the date of receipt of written notice of such breach, the non-breaching party may terminate this Lease without further notice, provided that if the breach would reasonably take more than 60 days to cure and the party in breach has commenced such cure within such 60 day period and diligently pursues such cure, the party in breach shall have an additional sixty
(60) days to complete such cure.

      4.    LEASE PAYMENTS.

            (a) Advance Rent. On or before the Commencement Date, Lessee shall deliver to Lessor the sum of TEN MILLION DOLLARS ($10,000,000.00) cash as a partial prepayment of Lessee's rent obligations hereunder and to be considered as prorated over the Lease Term at a rate of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) advance rent per year. The parties to the lease realize and intend for the lease to constitute a Section 467 rental agreement.

            (b) Annual Rent. The annual rent shall consist of:

                  (i) ONE MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($1,700,000.00) cash, payable, in advance, to be received by Lessor on or before the Commencement Date of this Lease and on or before each anniversary date of the Commencement Date. If such rent or any other amount due pursuant to the terms of this Lease is not paid by the due date, it will be subject to Lessor's standard late charge and will also accrue interest at nine percent (9%) per annum, unless limited by local law, and then at the highest rate so permitted.

            The rental shall be adjusted upwards or downwards on an annual basis, beginning August 1, 2005, by multiplying the current rental by an annual adjustment factor derived from RCAF-U, but in no event, however, shall the adjusted rental be less the base rental of $1,700,000. The annual adjustment factor will be derived by dividing the latest available quarterly RCAF-U (should be based on 3rd Qtr.) index by the same index for the corresponding quarter of the previous year. (Both index numbers will be calculated using the latest base available.) The resulting annual adjustment factor will be rounded to the third decimal place. The annual rent amount in effect immediately prior to the annual update will then be multiplied by the annual adjustment factor to determine the amount of the succeeding year's rent. Should the RCAF-U index be re-based, the re-based series will be used to calculate the annual adjustments. If the RCAF-U is discontinued, the parties will negotiate in good faith to agree upon a substitute provision. If no agreement is reached within thirty (30) days after negotiations start, CSXT or the Lessee may elect either (1) to seek arbitration of a substitute index that most closely reflects the factors considered by RCAF-U or (2) to substitute for the RCAF-U the Producer Price Index (Finished Goods) published by the U.S. Department of Labor.

            (c) Failure of Lessee to receive any bill for periodic rent, or receipt of a bill showing an incorrect rent, shall neither override the Lease terms nor excuse or release Lessee from liability or responsibility for the correct rent. In the event that either party is required to employ an attorney to enforce the terms of this Lease, the prevailing party shall be entitled to collect attorneys' fees and costs from the other party.

            (d) The rent stated in this section shall be due irrespective of Lessee's abandonment or cessation of use of any portion of the Line, unless the Lease is terminated hereunder.

            (e) In the event that the Lease is terminated other than by Lessor for cause, before its twenty (20) year initial term expires, the Lessor agrees to refund to

Lessee the pro rata portion of the Advance Rent attributable to the unexpired term of the Lease at a rate equal to FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for each such year, prorated by the number of days the lease was in effect.

      5.    BUILDING MAINTENANCE.

            a) Lessee shall be solely responsible for and shall bear all the risk, cost and expense of use and maintenance of the Yard Office Buildings in Ft. Wayne, Indiana; Warsaw, Indiana; and Cole Street Yard in Lima, Ohio, that are part of the Line (the "Buildings") using Lessee's own labor and/or contractor(s).

            (b) During the Term of this Lease, Lessee shall maintain, keep and repair the Buildings in substantially the same condition as the same existed on the Commencement Date, and as may be required under any applicable federal, state or local law(s), ordinance(s) and regulation(s).

            (c) Lessee shall not be responsible for and shall bear no cost and expense of the maintenance of any portion of the Buildings or for any fixtures, structures or appurtenances placed thereon by Lessor or any third parties pursuant to any exceptions, reservations, rights and/or privileges under this Lease. Should Lessee fail to maintain the Buildings in accordance with the standards of this Article, Lessor shall have the right, but not the obligation, and only after thirty (30) days' written notice and failure by Lessee to initiate repairs, to make the repairs necessary to bring the Buildings into conformance with the requirements of this Article, and Lessee shall reimburse Lessor for the reasonable cost of making such repairs.

      6.    INSPECTION OF LINE.

            Lessor (or its agent) shall have the right to inspect the Line annually and at such other times as it reasonably deems necessary to monitor compliance with this Lease. Lessor shall have the right to enter the Line to conduct such inspections; however, Lessor will comply with any instructions of Lessee reasonably designed to insure the safety of the personnel and property of Lessee and Lessor. At Lessee's option, a representative of Lessee may accompany Lessor (or its agent) during the inspection, provided however, that the Lessee representative does so at his or her own risk. Lessor will provide Lessee five (5) days advance notice before entering the Line to conduct an inspection.

      7.    COMMENCEMENT DATE, STB REVIEW AND LABOR.

            Lessee shall file with the Surface Transportation Board ("STB") and any other governmental authority with jurisdiction over the Line, any and all applications, petitions, notices, and/or secure any and all approvals or exemptions from the STB and other such governmental authorities, that may be required for the lease of the Line and Lessee's rail operations on the Line. Lessee shall be responsible for any and all filing fees with respect to the aforesaid filings.

            Lessee's lease of the Line shall commence on the later of August 1, 2004, or the effective date of any decision or notice of exemption or approval published by the STB authorizing the consummation hereof (the "Commencement Date"). As of the Commencement Date, Lessee and Lessor shall have jointly determined that they have complied with all the conditions precedent set forth in the Transaction Agreement, incorporated by reference and all STB conditions imposed on this transaction, if any, so as to be authorized by law to commence the Lease.

            In the event the STB approves or exempts the lease of, and rail operations on, the Premises under 49 U.S.C. Section 10902, Lessee is responsible for compliance with the employee protective conditions imposed or required by the STB pursuant to that Section. Lessee is also responsible for compliance with the requirements in 49 C.F.R. Section 1121.4(h).

      8.    INTENTIONALLY DELETED.

      9.    COMPLIANCE WITH LAWS.

            Lessee shall comply with all applicable Federal, State and local laws, ordinances and regulations in its use and operation of the Line, and Lessee hereby agrees to indemnify and hold Lessor harmless from and against any and all liability, claims, costs (including attorney's fees), damages and expenses arising in any manner out of its failure to comply with such laws, ordinances or regulations.

      10.   ADDITIONAL ASSETS, MAINTENANCE AND IMPROVEMENTS.

            (a) Lessee shall be solely responsible for and shall at its sole risk, cost and expense, maintain the Line (i) in good working order, (ii) in the condition necessary to permit railroad freight operations comparable to those existing as of the Commencement Date as established by Lessor's Railroad timetable (a copy of which shall be promptly provided to Lessee), as modified by train orders, in effect at that time, and (iii) in at least the FRA Class standard existing as of the Commencement Date.

            (b) Lessee may make improvements upon or connected to the Line without the prior written consent of Lessor, provided that all such improvements shall be the property of Lessor at the termination of this lease to the extent that such improvements are not readily detachable without damage or injury to the Line.

      11.   PUBLIC FUNDS.

            If Lessee seeks public funding for use on any portion of the Line, Lessee shall first give Lessor notice of its intent to seek such public funding and get Lessor's prior written approval, which shall not be unreasonably withheld, unless conditions are attached that extend beyond the Term of the Lease in which case such approval may be withheld in Lessor's sole and absolute discretion.

      12.   SPECIAL AUDITS.

            At any time following sixty (60) days' written notice to Lessee, Lessor may perform a special audit if it has a reasonable belief that Lessee is not in material compliance with this Lease. The cost of the audit shall be borne by Lessor, provided that if such audit reveals Lessee is not in compliance with this Lease, Lessee shall reimburse Lessor for the costs of the audit. If Lessee disputes the results of the audit, Lessee shall have up to ninety (90) days to arbitrate the issue before paying the audit expenses.

      13.   AUTHORITY TO LEASE.

            As of the Commencement Date, Lessee and Lessor will have the necessary corporate authority and approval to enter this Lease. Lessee represents and warrants that: (a) it has secured all requisite corporate and governmental authority to enter into this Lease and operate the Line; and (b) it has secured all requisite governmental authority to conduct common carrier railroad freight operations on the Line.

      14.   ENVIRONMENTAL.

            (a) Lessee shall not create or permit to be created or to exist upon the Line any nuisance, use, storage (except for a reasonable period of time as incident to an industrial switching movement for a patron on the Line) or disposal or other release of Hazardous Materials, public or private, during the continuance of this Lease, and Lessee shall indemnify and hold harmless Lessor, and its parent corporations, subsidiaries and affiliates, and all of its and their directors, officers, agents or employees, from and against any and all liabilities, damages, penalties, fines, claims, demands, causes of action, liens, suits, costs, judgments and expenses, including costs of defense and reasonable attorneys' and consultants' fees (collectively "Liability"), growing out of any such nuisance, use, storage or disposal or other release of Hazardous Materials thereon, including without limitation those Liabilities arising out of the application and/or violation of laws, ordinances and governmental regulations relating to air, water, noise, wastes and other pollution. Lessee shall comply with all applicable federal, state and local laws, rules and regulations pertaining to air, water, noise, and wastes and other pollution or relating to the storage, transport, disposal or other release of Hazardous Materials. Lessee shall install and bear the expense of any and all pollution control structures, devices or equipment which are required during the term of this Lease under any applicable laws, ordinances or governmental regulations as a result of release of Hazardous Materials from or Environmental Contamination due to Lessee's operations during the Lease Term. Lessee shall exercise due care in its use and operation of the Line to prevent Environmental Contamination or the Release of a Hazardous Material into the environment.

            (b) Lessee shall be responsible to Lessor and shall defend, indemnify and hold harmless Lessor, and its parent corporations, subsidiaries and affiliates, and all of its and their directors, officers, agents or employees, from and against any Liability arising under any environmental protection or pollution law, or any liability in tort (strict or otherwise) arising (i) out of Environmental Contamination of the Line occurring after the Commencement Date of this Lease or (ii) out of and to the extent that Lessee has exacerbated after the Commencement Date of this Lease Environmental Contamination existing prior to Commencement Date of this Lease. Lessor shall defend, indemnify and hold harmless Lessee, and its parent corporations, subsidiaries and affiliates, and all of its and their respective directors, officers, agents or employees, from and against any Liability for Environmental Contamination of the Line that occurred or existed prior to the Commencement Date of this Lease, or during the Lease Term by virtue of Lessor's tenants adjacent to the Line or under agreements on the Line reserved by Lessor hereunder except to the extent not exacerbated by Lessee. These obligations to indemnify undertaken by each party shall survive the term of this Lease.

            (c) As to the provisions of this Article 14 only, Lessee and Lessor waive any statute of limitations defense, provided, however, that if one party gives the other party written notice of Environmental Contamination of the Line, the waiver of the statute of limitations shall cease, but only as to the Environmental Contamination which is the subject of the written notice, and as to such contamination, the parties shall then be subject from the date of receipt of such written notice to the times then provided in the then-applicable statute of limitations. The waiver of statute of limitations for any matter not covered in said written notice shall continue.

            (d) For purposes of this Paragraph,

                  (i) "Environmental Contamination" shall mean any condition arising from the disposal or other release of Hazardous Materials to, on or under the Line.

                  (ii) "Hazardous Materials" shall mean and include, without limitation, (1) "hazardous substances" or "toxic substances", or "pollutants or contaminants", as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
                        Section 9601, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et. seq.; or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, all as amended; (2) "hazardous wastes", as that term is defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended; (3) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, code, ordinance, guideline, order, agreement or requirement imposing liability or standards of conduct concerning any hazardous, toxic or dangerous or residual waste substance or material, or the exposure of persons thereto all as amended as of the date hereof; (4) any crude oil or any other petroleum product; (5) any radioactive material, including any source, special nuclear or by-product material as defined in 42 U.S.C.
                        Section 2100 et seq., as amended; (6) asbestos and asbestos containing materials in any form; or (7) compounds containing polychlorinated biphenyls. For the purposes of this Paragraph, "as amended" shall mean and include any amendment, adoption, revision or promulgation now in effect or occurring after the date of this Lease.

      15.   ASSIGNMENT AND SUBLEASE/SUBLICENSE.

            (a) Assignment. Subject to the provisions of Section 15(b) and 24(a), this Lease may not be assigned, or in any manner transferred, nor shall the Line be sublet by Lessee, other than to a subsidiary of Lessee, without the advance written consent of Lessor, which may be withheld in its sole discretion, signed by an authorized officer. No such consent shall be required in the event of a merger or the sale of the stock shares of Lessee, or of Lessee's parent company, RailAmerica, Inc., with a third party unless such third party is a Class I Railroad (and in such event, the first sentence of this Section 15(a) shall control). In addition to other conditions as may be placed on such assignment, transfer or sublease, as a condition to obtaining Lessor's consent for assignment, Lessee will provide written notice to Lessor of its desire to assign this Lease, together with an agreement, in form and substance acceptable to Lessor, signed by the intended assignee and agreeing that the intended assignee will be bound by all provisions of this Lease.

            (b) Track Leases, Public/Private Road/Pedestrian Crossings, and Private Sidetracks. Lessee shall hereby be solely responsible for the approval and preparation for new track lease agreements, public/private road/pedestrian crossing agreements, and private sidetrack agreements on the Line, whether overhead, underpass or at grade. Any new agreement prepared for the purposes stated in this Section shall be prepared in the form of a sublease/sublicense subject to the terms of this Lease, and a copy of each executed agreement shall be promptly forwarded to Lessor.

            (c) Except in its exercise of the rights granted to it in Section15(b), Lessee shall not allow the placement of any permanent structures on Lessor's property, and shall not grant any type of permanent access/occupancy to Lessor's property.

            (d) Lessee's use of the Line, and third party uses authorized hereunder by Lessee, shall be for railroad operations only and for no other purpose.

            (e) Pools. Notwithstanding any provision hereof, Lessee may enter into contracts for the joint use and pooling of equipment for all railroad related purposes.

            (f) Assignment of Certain of Lessor's Contracts. During the term of this Lease and pursuant to the Assignment and Assumption Agreement attached hereto as EXHIBIT D, Lessor shall assign to Lessee and Lessee shall assume from Lessor those certain agreements listed in EXHIBIT D. Lessor may, in its reasonable discretion, amend EXHIBIT D to add or remove agreements therefrom that do not relate to the Line or do not relate to Lessee's continuing freight operations thereon. Upon expiration or other termination of this Lease, such assignment and assumption shall cease and the agreements listed therein shall revert to Lessor.

      16.   SOLE BENEFIT.

            This Lease is intended for the sole benefit of the parties hereto. Nothing in this Lease is intended or may be construed to give any person, firm, corporation, or other entity, other than the parties hereto and their respective officers, agents, employees, parent corporation, subsidiaries, affiliates, successors, and permitted assigns, any right or benefit pursuant to any provision or term of this Lease, and all provisions and terms of this Lease are and will be for the sole and exclusive benefit of the parties to this Lease.

      17.   WAIVER.

            Any waiver at any time by one party of a breach hereof by the other party will extend only to the particular breach so waived and will not impair or affect the existence of any provision, condition, obligation, or requirement of this Lease or the right of either party hereto thereafter to avail itself of any rights under this Lease with respect to a subsequent breach. No provision of this Lease shall be waived by any act or knowledge of the parties hereto, but only by a written instrument signed by the party waiving a right hereunder.

      18.   AMENDMENT.

            No provision of this Lease shall be modified without the written concurrence of the parties hereto. This Lease includes attachments and exhibits appended hereto and represents the entire understanding of the parties hereto, and to that extent supersedes any prior understandings, written or oral.

      19.   NOTICES.

            All notices required to be given under this Lease shall be in writing, signed by or on behalf of the party giving the same, and transmitted to the addresses shown on EXHIBIT C or such successor addresses as that party may specify by notice hereunder. Such notices shall be transmitted by United States registered or certified mail return receipt requested or by facsimile, with confirmed receipt, addressed to the officers and addresses shown on EXHIBIT C. All notices shall be effective on the day following confirmed receipt of the letter or facsimile.

      20.   HEADINGS.

            The headings of the Articles of this Lease are inserted for convenience only and are not intended to govern, limit or aid in the construction of any term or provision of this Lease.

      21.   TAXES.

            Lessee shall be responsible for and pay all licenses, taxes, levies and assessments, including property taxes, relating to the Line, after the Commencement

Date. All licenses, taxes, levies, and assessments relating to the Line, including property taxes, will be prorated for the first year of the Lease as of the Commencement Date. After the Commencement Date and during the term of this Lease, Lessee will pay when due, and prior to the imposition of any penalty, all licenses, taxes, levies, and assessments of whatever kind or nature which may become a lien against the Line, and will defend, indemnify and hold Lessor harmless against any liability for payment of such licenses, taxes, levies, and assessments, including attorneys' fees and costs; provided, however, that nothing in this Lease will be construed to diminish any right of Lessee to contest any such license, tax, levy, or assessment in appropriate judicial or administrative proceedings. Upon request, Lessee will present to Lessor for inspection the documentation (or photocopies thereof) showing the payment of any of such licenses, taxes, levies, and assessments. Promptly upon receipt of an itemized statement, Lessee will reimburse Lessor for any such licenses, taxes, levies, or assessments and any attorneys' fees or costs paid by Lessor, and upon request by Lessee, Lessor will present to Lessee for inspection the documentation (or photocopies thereof) showing the payment thereof.

      22.   ALLOCATION OF INCOME AND EXPENSES.

            (a) This is an absolute, pure net lease; and, except as otherwise expressly provided in this Lease, Lessee shall have and hereby assumes all duties and obligations with relation to the repair, maintenance, existence and operation of the Line and all other improvements or fixtures now or hereafter located during the Term of this Lease, irrespective of law or custom.

            (b) Except as otherwise expressly provided in this Lease, Lessee shall reimburse and defend, indemnify and hold Lessor harmless for/from any expense, cost, liability or obligation whatsoever which arises out of the use of the Line and any other improvements or fixtures hereafter located by Lessee during the Term of this Lease.

      23.   UTILITIES.

            Lessee shall initiate, contract for and obtain in its sole name all utility services required for its use of or operations on the Line, including gas, electricity, telephone, water and sewer connections and services. Lessor shall cooperate in transferring utility services to Lessee, to the extent required. Lessee shall pay all charges for such services as they become due, and shall defend, indemnify and hold Lessor (and the Line) harmless from costs of such services.

      24.   LIENS.

            (a) Lessee expressly agrees that it will not allow any lien on or encumbrance against the Line, or any portion thereof, without first obtaining Lessor's express written consent, which may be withheld in Lessor's sole and absolute discretion. Lessee shall have the right to encumber the leasehold interest created hereby in favor of Lessee's global credit facility or for purposes of securing the financing necessary to consummate the transaction contemplated hereunder.

            (b) Lessee will pay, satisfy, and discharge all claims or liens for material and labor or either of them used, contracted for, or employed by Lessee during the term of this Lease in the construction, repair, maintenance, or removal of the Line and any improvements located thereon, whether said improvements are the property of Lessor or of Lessee. Lessee will defend, indemnify and save harmless Lessor from all such claims, liens, or demands whatsoever. In the event the Lease is terminated or expires, Lessee shall return the property to Lessor free and clear of any such liens, claims and demands. Notwithstanding the foregoing, in the event that Lessee participates in any federal or state funding programs after receiving the written consent of Lessor for such participation, Lessor shall comply with all obligations to which it is subject under any such federal or state funding programs.

            (c) Lessor shall defend Lessee's quiet enjoyment of the Line.

      25.   RESERVED PROPERTY RIGHTS.

            (a) Lessor reserves unto itself, its affiliates, subsidiaries, parents, successors and/or assigns, the following property rights hereinafter collectively referred to as the "Reserved Rights":

                  (i) All existing agreements, leases, licenses or occupations with third parties, including any affiliates of Lessor, whether recorded or not, except those assigned to Lessee pursuant to Section 15(f) and Exhibit D hereof;

                  (ii) Except as otherwise provided in Section 15(b) hereof, the exclusive right to prepare and enter directly into future agreements, leases, licenses or occupations with third parties;

                  (iii) the right, by any commercially reasonable means, to
                        install, construct, operate, maintain, repair, renew, replace, and remove utility systems and their associated and appurtenant equipment and facilities as well as the right to attach the utility systems and related facilities to existing bridges and to install them in existing tunnels; and the right of ingress and egress for access purposes;

                  (iv) the right, by any commercially reasonable means, to install, construct, operate, maintain, repair, renew, replace, and remove commercial poster panels and towers and their associated and appurtenant equipment and facilities as well as the right to attach the commercial poster panels and towers and related facilities to existing bridges and to install them in existing tunnels; and the right of ingress and egress for access purposes;

                  (v) the right to amend this Lease at any time, in its sole discretion, to exclude from the Line any portion of the Land, located more than 25 feet from the track centerline and that does not materially interfere with Lessee's continuing freight operations for the purpose of conveying such properties to third parties; and

                  (vi) the right to convey all minerals, mineral rights and air rights in, on or under the Line.

            (b) Lessor shall retain any rentals, fees or other payments associated with the Reserved Rights, except as provided for in Section 15(b) or any rentals associated with agreements assigned to Lessee pursuant to Section 15(f).

            (c) Lessee shall have the right and obligation to review any application by a third party, or by Lessor or Lessor's affiliates, to cross over or under the Line or to utilize any portion of the Line pursuant to this Article 25 that is located within 25-feet of the centerline of any existing operating track. Lessee shall have sixty (60) days from the date Lessee receives the application to review plans and any other related information, to evaluate the proposed use(s) contemplated in the application and advise Lessor if the application is approved or denied. Lessee shall be entitled to charge and collect reasonable processing and engineering review fees as part of this process. If Lessee has not responded to the application within such sixty (60) day period, Lessee shall be presumed to have approved the application and Lessor shall be free to enter into the appropriate agreement, lease, license or occupation. Lessee's approval of any application shall not be unreasonably withheld, conditioned or delayed.

            (d) Lessor shall have the right to exclude from the Line pursuant to this Article 25 any portion of the Land that is 25-feet or more from the centerline of any existing operating track (25-feet from the centerline of the outside track in the event of double tracks or sidings) for the purpose of conveying such properties to third parties. Lessee shall have the right and obligation to review any request by Lessor, or Lessor's affiliates, to exclude from the Line any portion of the Land that is located within 25-feet of the centerline of any existing operating track for the purpose of conveying such properties to third parties. Lessee may review the proposed sale area and any other related information, including the proposed intended use, evaluating the proposed sale and determining if the proposal is approved or denied. Lessee's approval of any proposed sale shall not be unreasonably withheld, conditioned or delayed.

            (e) Lessor's exercise of the Reserved Rights in this Article 25 shall not unreasonably interfere with Lessee's present or reasonably contemplated freight operations, and Lessor, its licensees and invitees shall be required to provide reasonable notice to Lessee before entering the Line for the purposes described in this Article 25.

            (e) The parties recognize that this Lease is premised upon a certain level of anticipated rail traffic and that this Lease permits Lessor to retain the following existing agreements, leases, and licenses with rail customers pursuant to this Article 25 that generate rail revenues:

                                                                        ANNUAL
CONTRACT                                                                RENTAL
NUMBER                 CUSTOMER NAME                     DATE           AMOUNT
CR-260408       ADA Farmers Exchange Co.               02/28/1963   $    382.57
CR-287427       Cargill, Inc.                          07/18/1986     24,340.92
CR-288094       Central Soya                           10/01/1951        395.09
CR-232089       Crop Fertilizer Specialists Inc.       12/07/1966        150.00
CR-301907       Delphos Power Equipment                07/03/1991        801.49
CR-226433       Starke County Farm Bureau Coop         05/03/1978        700.00
CR-289112       Starke County Farm Bureau Coop         03/22/1985      1,186.64
NYC-039854      Von Tobel Lumber and Hardware          10/15/2000        189.50
                                                                    -----------
                                                                    $ 28,146.21

In an effort to satisfy Lessee's concerns that the rental under any of these agreements will not be unjustifiably increased and be the sole cause for driving away rail business, Lessor agrees that it shall not adjust any singular rental with any of the above referenced rail customers by more than three percent (3%) annually. Lessor shall not have any other obligation, liability or responsibility to Lesse with regard to said agreements, leases and licenses.

      26.   NO PASSENGER RAIL USE.

            Lessee shall use the Line for freight rail transportation purposes only, which may include business car movements. Subject to the non-interference provisions Article 25 (d), Lessor retains the exclusive right to authorize passenger, commuter, special, or excursion trains over the Line, subject to compliance with reasonable insurance and indemnity requirements of Lessee. Lessee shall have no duty to increase capital spending or maintenance to improve the track to FRA commuter service standards.

      27.   EFFECT OF TERMINATION OR EXPIRATION OF LEASE.

            (a) At least sixty (60) days prior to the expiration of this Lease, or promptly upon the earlier termination of this Lease, Lessee shall submit all necessary applications, petitions and/or notices to the STB or any successor agency to effectuate a termination of this Lease and a discontinuance of its operations hereunder. Upon expiration or earlier termination of this Lease, Lessor shall have the right to enter onto and operate the Line. Upon obtaining any necessary regulatory authority or exemption,

Lessee will forthwith vacate and surrender the Lineand any improvements made thereon to Lessee.

            (b) Upon expiration or earlier termination of this Lease, Lessee shall surrender the Line to Lessor, (i) free and clear of all liens and encumbrances, (ii) in good working order, and (iii) in a condition complying with the then existing FRA class standards applicable to the Line that correlate most closely with the condition existing on Commencement Date.

            (c) Upon expiration or earlier termination of this Lease, Lessee shall, at no cost to Lessor, assign to Lessor all agreements entered into by Lessee pursuant to Section 15(b) hereof.

            (d) If Lessee holds over or remains in possession of the Line after the expiration of this Lease, Lessor may, in addition to all other legal and equitable rights it may have, may elect to treat such holding over or continued possession as creating a tenancy from month to month only, and monthly rental for such period will be payable as a pro-rated share of the rent set forth in
Article 4 herein. Such monthly rental shall be due and payable on the first of each month, in advance.

      28.   ABANDONMENT, DISCONTINUANCE OR OTHER REGULATORY ACTIVITIES.

            (a) Lessee shall not discontinue its rail operations on or over the entire Line or any portion of the Line without Lessor's prior written consent, which may be withheld in Lessor's sole discretion. Lessee shall give Lessor 90 days prior written notice of its plan to discontinue its rail operations on or over the entire Line or a portion of the Line.

            (b) Within 30 days of receiving the notice, Lessor shall in writing notify Lessee whether or not Lessor consents to Lessee's discontinuance.

            (c) If Lessor consents to such discontinuance, Lessor shall notify Lessee in writing that Lessor shall exercise one of the following options, to which Lessee consents by the execution of this Lease:

                  (i) Lessor shall resume providing common carrier service over the entire Line or the portion of the Line where Lessee will discontinue service, and Lessee will file for the necessary authorization from the STB or other appropriate regulatory authority as may be appropriate, to obtain discontinuance authority for the entire Line or the portion of the Line; or

                  (ii) Lessee shall assign its right to operate as a common carrier over the entire Line or the portion of the Line that its seeks to discontinue service over to a third party to be designated by Lessor, and Lessee will not have to file for authorization from the STB or other appropriate regulatory authority as may be appropriate, to obtain discontinuance authority; or

                  (iii) Lessee will discontinue service by filing for the
                        necessary authorization from the STB or other appropriate regulatory authority as may be appropriate, to obtain discontinuance authority and shall join Lessor in the filing for Lessor to abandon the entire Line or the portion of the Line; or

                  (iv) Lessee will discontinue service by filing for the necessary authorization from the STB or other appropriate regulatory authority as may be appropriate, to obtain discontinuance authority and shall join Lessor in the filing for Lessor to discontinue service over the entire Line or the portion of the Line.

            (d) If Lessee consummates one or more discontinuances of any portion of the Line, the obligations of this Lease shall terminate as to the same and the parties shall, in good faith, discuss the extent to which the terms and conditions of this Lease need to be amended to reflect such discontinuance(s).

            (e) If Lessee consummates discontinuance of the entire Line, this Lease and all obligations hereunder which do not survive termination shall terminate.

      29.   EMINENT DOMAIN.

            (a) During the Term of this Lease, if the whole or any part of the Line shall be taken, condemned, expropriated or seized by any governmental or lawful authority by the exercise of the right of eminent domain, for any public or quasi-public purpose, use or benefit, the following provisions shall be applicable:

                  (i) If such proceedings result in the taking of the whole or a material portion of the Line (i.e., that which materially interferes with Lessee's use of the Line for railroad purposes), Lessee shall have the right, upon written notice to Lessor, to terminate this Lease in its entirety as of the date title to the Line, or such material portion, vests in the condemning authority;

                  (ii) If such proceedings result in the taking of less than all or a nonmaterial part of the Line, then the Lease shall terminate only as to the part so taken, and this Lease shall continue in full force and effect as to that part of the Line remaining, without any reduction, abatement or effect upon any rental.

            (b) If the temporary use (i.e., less than ninety (90) consecutive days) of the whole or any part of the Line shall be taken at any time during the Term of this Lease for any public or quasi-public use, purpose, or benefit, Lessee shall give prompt notice thereof to Lessor and the Lease shall be suspended for the duration of such temporary taking but continue for the balance of its Term. In such case, rent shall abate on a pro rata basis (based upon track miles) as to the segment for which use is suspended and for the duration of the temporary loss of use. Lessee shall continue to pay all sums and charges attributable to all non-affected segments of the Line and, upon resumption of full use of the Line, Lessee shall resume full payment of rent under the provisions of this Lease. In the event that such temporary taking shall exceed such ninety (90) day period, then either Lessor or Lessee may elect to treat such taking in accordance with the provisions of Article 29(a) hereof. The provisions of this Article 29(b) shall not apply to any temporary use or taking of the Line, or any portion thereof, involving or incident to any of Lessor's exceptions, reservations, rights or privileges contained herein.

            (c) During the Term of this Lease, if: (i) any such proceeding is instituted, or (ii) the exercise of such power is threatened, and (iii) if such proceeding or threatened proceeding involves or affects any or all of Lessor's exceptions, reservations, rights or privileges contained herein, Lessor shall be entitled to any and all funds payable for the taking of or damage to such exception, reservation, right or privilege; and Lessor shall be entitled to prosecute and receive, as the case may be, any and all claims, causes of action and awards for damages arising out of or connected therewith, except that Lessee shall be entitled to prosecute and receive any and all claims, causes of action and awards for loss of operating revenue or business damages associated with the taking.

            (d) Except as otherwise expressly provided in this Article 29, Lessor shall be entitled to any and all funds payable for the total or partial taking or temporary use of the Line without any participation by Lessee, provided that nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority for loss of its business, for the value of its leasehold estate hereunder.

            (c) During the Term of this Lease, each party shall provide prompt notice to the other party of any and all proceedings for condemnation, expropriation or seizure, or any and all threats of the exercise of the powers to condemn, expropriate or seize all or any portion of the Line, by furnishing the other party a copy of any and all documents and written communications with respect thereto that may be received by the receiving party. Lessee shall make all reasonable efforts to cooperate with Lessor in the defense of such proceedings.

      30.   GOVERNING LAW.

            This Lease will be construed in accordance with the laws of the state in which the Line is located. If the Line involves more than one state, the law of the state in which the Land or Facilities at issue are located shall govern. Those issues that do not have a specific situs shall be governed by Indiana law.

      31.   INSURANCE.

            (a) Prior to the Commencement Date of this Lease, Lessee, at its sole cost and expense, shall procure, and thereafter shall maintain in full force and effect at all times during the Term of this Lease, insurance meeting the requirements of this Article 31.

            (b) Lessee shall have Railroad Comprehensive Liability Insurance with a Combined Single Limit of not less than Five Million Dollars ($5,000,000) per occurrence, which includes coverage for lading and foreign rolling stock. Such insurance shall: (a) specifically name Lessor as an "additional insured" thereon; (b) include a "severability of interests" provision; and (c) provide Contractual Liability coverage specifically insuring all liability assumed by Lessee under this Lease. This insurance shall not be deemed a limitation on Lessee's liability, but shall be deemed to be additional security therefor.

            (c) Lessee shall have Physical Damage Property Insurance covering all risk of loss or damage to the structures, improvements, fixtures, motive power, and owned/leased rolling stock on the Line. Such insurance shall be in amounts equal to the replacement value of the Line, and such other structures, improvements and fixtures, if replaced, or actual cash value if not replaced, and of Lessee's legal liability and policy shall name Lessee and Lessor as loss payees as their interests may appear. The policy also shall waive subrogation against Lessor.

            (d) Lessee shall furnish certificates of insurance evidencing the above policies to Lessor's Risk Management Department, 500 Water Street, S/C J-907, Jacksonville, FL 32202.

            (e) Each policy shall provide for thirty (30) days' written notice to said Risk Management Department prior to termination or material change in the coverage provided.

            (f) In the event that Lessee fails to procure or maintain the required coverages during the Term, Lessor may, in addition to Lessor's right to declare Lessee to be in default and to terminate under Section 3(b) of this Lease, procure such insurance for Lessee's account.

      32.   ARBITRATION.

            Any dispute arising between the parties hereto with respect to any of the provisions hereof which cannot be settled by the parties themselves within sixty (60) calendar days of either party giving the other notice of the dispute shall be settled under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration will be held in Washington D.C.. The decision of the arbitrator(s) shall be final and conclusive upon the parties hereto and shall be enforceable in a court of competent jurisdiction. Each party to the arbitration shall pay the compensation, costs, fees and expenses of its own witnesses, exhibits and counsel. The compensation, costs and expenses of the arbitrator(s), if any, shall be borne equally by the parties hereto, and the parties shall mutually agree to the selection of the arbitrator(s). The arbitrator(s) shall not have the power to award consequential or punitive damages or to determine violations of criminal laws or antitrust laws.

      33.   COUNTERPARTS.

            This Lease may be executed in any number of counterparts, each of which may be deemed an original for any purpose.

      34.   CONFIDENTIALITY.

            (a) Each party hereto covenants that all information and documents concerning the other party known to, or received or reviewed by, the first party, its employees, agents or representatives, in connection with this Lease and the transactions contemplated hereby shall be maintained in confidence and not disclosed or utilized (other than in connection with the transactions contemplated hereby) by the first party, its employees, agents or representatives, without the other party's prior written consent, unless (i) such information and documents were, are now, or become generally available to the public (but not as a result of a breach of any duty of confidentiality by which the first party, or any of its employees, agents and representatives, is bound), (ii) such information and documents were known to first party prior to their disclosure to the first party by the other party in connection with this Lease, as demonstrated by the first party's written records, (iii) such information and documents are disclosed by a third party, or (iv) such items are required to be disclosed pursuant to a judicial order or applicable law, rule or regulation or to the parties' insurers. Notwithstanding anything herein to the contrary, each party may disclose (without prior notification to, or approval or consent by, the other party), to taxing authorities and/or to such party's representatives, outside counsel and advisors, any confidential information that is required to be disclosed in connection with such party's tax filings, reports, claims, audits, and litigation

            (b) In the event that either party hereto, or any of its employees, agents or representatives, becomes legally compelled to disclose any such information or documents, the disclosing party shall provide the other party with prompt notice before such disclosure so that the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Lease, or both. In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with the provisions of this Lease, the disclosing party shall furnish only that portion of the information or documents that it is advised by written opinion of counsel is legally required.

            (c) It is agreed that money damages would not be a sufficient remedy for any breach of this Article 34 and that either party hereto shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Article 34 but shall be in addition to all other remedies available at law or in equity. Each party hereto further agrees and covenants that it shall not use any information or document that it obtains or has obtained in connection with this Lease in any judicial or administrative proceeding brought against the other party, except in a proceeding brought hereunder. With respect to any judicial or administrative proceeding brought by a third party challenging any provision of this Lease or relating to any action or inaction required by this Lease, the party against whom such proceeding is brought may use for purposes of defending such proceeding information or documents that it obtains or has obtained in connection with this Lease; provided, however, that the party against whom such proceeding is brought shall consult with and obtain the written consent of the other party prior to such use of information or documents.

      35.   FORCE MAJEURE.

            (a) The prompt and timely performance of all obligations and covenants under this Lease, including the obligation to make prompt and timely payment of each installment of Rent or any other payment of any nature, is and shall be of the essence of this Lease.

            (d) Whenever a period of time is provided in this Lease for either party to do or perform any act or thing, other than payment of Rent, said party shall not be responsible for any delays due to strikes, lockouts, casualties, acts of God, war, terrorist acts, court orders, work stoppages, nuclear incidents, riots, public disorder, criminal acts or acts or omissions of other parties or entities or other such causes beyond the reasonable control of said party (each a "Force Majeure"). In the event of such Force Majeure, the performance time period shall be extended for the amount of time said party is so delayed; provided, however, that this Section 35(b) shall not be construed to affect the responsibilities of said party hereunder to perform such act or thing once such Force Majeure conditions have been removed.

      36.   LIABILITY.

            Except as otherwise provided herein, Lessor shall not be liable for any loss, damage, or claim to or concerning the Line, any improvements or fixtures located thereon, the property of Lessee or any third party, or for personal injury or death of any person that may result from Lessee's operation, use or interest in the Line, unless the same is due solely to Lessor's gross negligence or willful misconduct. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all such loss, damage or claims, including its reasonable attorneys' fees and costs.

            (a) From and after expiration or earlier termination of this Lease and resumption of Lessor's or its successor's operation, use or interest in the Line, Lessee shall not be liable for any loss, damage, or claim to or concerning the Line, any improvements or fixtures located thereon, the property of Lessor or any third party, or for personal injury or death of any person that may result from Lessor's operation, use or interest in the Line, unless the same is due solely to Lessee's gross negligence or willful misconduct. Lessor shall defend, indemnify and hold harmless Lessee from and against any and all such loss, damage or claims, including its reasonable attorneys' fees and costs.

      37.   SEVERABILITY.

            If any part of this Lease is determined to be invalid, illegal or unenforceable, such determination shall not affect the validity, legality or enforceability of any other part of this Lease and the remaining parts of this Lease shall be enforced as if such invalid, illegal or unenforceable part were not contained herein.

            IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in duplicate, each part being an original, as of the day and year first above written.

                                     CSX TRANSPORTATION, INC.

WITNESS:

/s/ Heidi Bash                       /s/ Les Passa
-------------------------------      ----------------------------------

Name: Heidi Bash                     Name: Les Passa
      -------------------------
Title: Director                      Title: VP Strategic Plng & Process
       ------------------------             Improvement

                                     CENTRAL RAILROAD COMPANY
WITNESS:                             OF INDIANAPOLIS


/s/ Jennifer Taylor                  /s/ Larry W. Bush
--------------------------------     -----------------------------------
Name: Jennifer Taylor                Name Larry W. Bush
      --------------------------          ------------------------------
Title: Paralegal                     Title: Vice President and Treasurer
       -------------------------            ----------------------------

                                    EXHIBIT A

                        DESCRIPTION OF LINE TO BE LEASED

DESCRIPTION OF PROPERTY AT AND IN CRAWFORD COUNTY, OHIO

ALL THAT CERTAIN property of the Lessor, being the line of railroad situated in the County of Crawford and State of Ohio known as the Fort Wayne Line, being further described as follows:

BEGINNING at a point west of the City of Crestline, approximately 1,120 feet west of the centerline of Highway 598, at Railroad Mile Post QF 191.28 (Railroad Valuation Station 10121+06); thence extending in a general northwesterly direction, passing through Township of Jefferson, Village of North Robinson, Township of Whetstone, City and Township of Bucyrus, crossing Lessor's Spore Industrial Track, and crossing the now or former Norfolk Southern Railway, thence continuing through the City and Township of Bucyrus to Railroad Mile Post QF 200.60, thence through the City and Township of Bucyrus, crossing Sandusky River, thence continuing through the City and Township of Bucyrus, Township of Todd (also being in (a) the North Half of Section 15, North Half of Section 16, North Half of Section 17 and North Half of Section 18, all in Township 20 North, Range 20 West; (b) the Northeast Quarter of Section 13, South Half of Section 12, South Half of Section 11 and South Half and Northwest Quarter of Section 10, all in Township 16 North, Range 21 West, (c) the South Half of Section 12, South Half of Section 11, South Half and Northwest Quarter of Section 10, North Half of Section 9, North Half of Section 8, Northeast Quarter of Section 7 and South Half of Section 6, all in Township 3 South, Range 17 East, (d) the South Half of
Section 1, South Half of Section 2, South Half of Section 3, Southeast Quarter and North Half of Section 4, North Half of Section 5 and North Half of Section 6, all in Township 3 South, Range 16 East and (e) the North Half of Section 1 and North Half of Section 2, all in Township 3 South, Range 15 East) to the County Line in Todd Township, the County of Crawford on the east and the County of Wyandot on the west, at Railroad Mile Post QF 208.13 (Railroad Valuation Station 11012+88), the place of ENDING, ALL as shown on Lessor's Pittsburgh, Fort Wayne and Chicago Railway Valuation Map 1-OH, Sheets 140 through 142 inclusive and Valuation Map 3-OH, Sheets 1 through 18 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

TOGETHER WITH ALL THAT CERTAIN property of the Lessor, being the line of railroad situate in the County of Crawford and State of Ohio known as SPORE INDUSTRIAL TRACK being further described as follows:

BEGINNING in Holmes Township at Railroad Mile Post QFS 62.85 (Railroad Valuation Station 3320+63), being the southeasterly abutment of Bridge No. 628 over Broken Sword Creek, the beginning of Lessor's ownership; thence extending in a general southeasterly direction, passing through the Township of Holmes, City and Township of Bucyrus, crossing Sandusky River, thence continuing through the City and Township of Bucyrus, crossing the now or former Norfolk Southern Railway, thence continuing through City and Township of Bucyrus (also being in (a) the Northeast Quarter of Section 18, West Half and Southeast Quarter of Section 17, Northeast Quarter of

Section 20, West Half and Southeast Quarter of Section 21, Northeast Quarter of
Section 28, Northwest and Southeast Quarters of Section 27, Southwest Quarter of
Section 26, North Half and Southeast Quarter of Section 35 and the Southwest Quarter of Section 36, all in Township 2 South, Range 16 East and (b) the North Half and Southeast Quarter of Section 1, in Township 3 South, Range 16 East) to Railroad Mile Post QFS 69.32 (Railroad Valuation Station 3662+15), in Bucyrus Township, being the northerly property line of Lessor's Fort Wayne Line, and the place of ENDING; ALL as shown on Lessor's New York Central Valuation Map 301, Sheets 38 through 42 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

INCLUDING that parcel of land of the Lessor lying between the southerly line of Warren Street and the Northerly line of Woodlawn Street; ALL as shown on Lessor New York Central Valuation Map 301, Sheet 42, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

BEING a part or portion of the same premises which Consolidated Rail Corporation conveyed to New York Central Lines, LLC, by document dated June 1, 1999 and recorded in the Recorder's Office of Crawford County, Ohio, in Volume 481 at page 001.

DESCRIPTION OF PROPERTY AT AND IN WYANDOT COUNTY, OHIO

ALL THAT CERTAIN property of the Lessor, being the line of railroad situate in the County of Wyandot and State of Ohio known as the Fort Wayne Line, being further described as follows:

BEGINNING in Antrim Township at the County Line, the County of Crawford on the east and the County of Wyandot on the west, at Railroad Mile Post QF 208.13 (Railroad Valuation Station 11012+88); thence extending in a general westerly direction, passing through Township of Antrim, and the City of Nevada, thence continuing through Township of Antrim, Townships of Eden and Crane, crossing the Sandusky River, thence continuing through Upper Sandusky, crossing the now or former CSX Railroad, thence continuing through Upper Sandusky, Townships of Salem and Mifflin, Kirby and Township of Jackson (also being in (a) the North Half of Section 3, North Half of Section 4 and Northeast Quarter of Section 5, Township 3 South, Range 15 East, (b) the South Half of Section 32, South Half of
Section 31, Township 2 South, Range 15 East, (c) the South Half of Section 36, South Half of Section 35, South Half of Section 34, South Half of Section 33, South Half of Section 32, and South Half of Section 31, Township 2 South, Range 14 East, (d) the South Half of Section 36, South Half of Section 35, South Half of Section 34 and Southeast Quarter of Section 33, Township 2 South, Range 13 East, (e) the Northwest Quarter of Section 3, North Half of Section 4, North Half of Section 5, and North Half of Section 6, Township 3 South, Range 13 East, and (f) the North Half and Southwest Quarter of Section 1, South Half of Section 2, South Half of Section 3 and the South Half of Section 4, Township 3 South, Range 12 East) to the County Line, the County of Wyandot on the east and the County of Hardin on the west, at Railroad Mile Post QF 228.38 (Railroad Valuation Station 12083+38.5), the place of ENDING, in Jackson Township; ALL as shown on Lessor's Pittsburgh, Fort Wayne and

Chicago Railway Valuation Map 3-OH, Sheets 18 through 39 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

BEING a part or portion of the same premises which Consolidated Rail Corporation conveyed to New York Central Lines, LLC, by document dated June 1, 1999 and recorded in the Recorder's Office of Wyandot County, Ohio, in Volume 4 at page 412.

DESCRIPTION OF PROPERTY AT AND IN HARDIN COUNTY, OHIO

ALL THAT CERTAIN property of the Lessor, being the line of railroad situate in the County of Hardin and State of Ohio known as Fort Wayne Line; being further described as follows:

BEGINNING in Jackson Township at the County Line, the County of Wyandot on the east and the County of Hardin on the west, at Railroad Mile Post QF 228.38 (Railroad Valuation Station 12083+38.5); thence extending in a general westerly direction, passing through the Township of Jackson, Town of Forest, Township of Blanchard, Town of Dunkirk, thence continuing through the Township of Blanchard and Town of Dunkirk, Township of Washington, Town of Dola, Township of Liberty, and Town of Ada (also being in (a) the Southeast Quarter of Section 5, North Half of Section 8 and North Half of Section 7, Township 3 South, Range 12 East;
(b) the North Half of Section 12, North Half and Southwest Quarter of Section 11, South Half of Section 10, South Half of Section 9, South Half of Section 8, Northwest Quarter of Section 17, and North Half of Section 18, Township 3 South, Range 11 East; (c) the North Half of Section 13, North Half of Section 14, Northeast Quarter and South Half of Section 15, South Half of Section 16, South Half of Section 17, and South Half of Section 18, Township 3 South, Range 10 East; and (d) the Southeast Quarter of Section 13, North Half of Section 24, North Half of Section 23, North Half of Section 22, North Half and Southwest Quarter of Section 21, South Half of Section 20 and South Half of Section 19, Township 3 South, Range 9 East) to the County Line, the County of Hardin on the east and the County of Allen on the west, at Railroad Mile Post QF 248.65 (Railroad Valuation Station 13154+27), the place of ENDING in Liberty Township, ALL as shown on Lessor's Pittsburgh, Fort Wayne and Chicago Railway Valuation Map 3-OH, Sheets 39 through 59 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

BEING a part or portion of the same premises which Consolidated Rail Corporation conveyed to New York Central Lines, LLC, by document dated June 1, 1999 and recorded in the Recorder's Office of Hardin County, Ohio, in Volume 151 at page 282.

DESCRIPTION OF PROPERTY AT AND IN ALLEN COUNTY, OHIO

ALL THAT CERTAIN property of the Lessor, being the line of railroad situate in the County of Allen and State of Ohio known as the Fort Wayne Line being further described as follows:

BEGINNING at the County Line, in Jackson Township, the County of Hardin on the east and the County of Allen on the west, at Railroad Mile Post QF 248.65 (Railroad

Valuation Station 13154+27); thence extending in a general northwesterly direction, passing through the Township of Jackson, Lafayette, Township of Bath, City of Lima, crossing the now or former Grand Trunk Western Railroad (formerly D.T. and I. Railroad), thence continuing through Township of Bath and City of Lima, Township of Ottawa, crossing Ottawa River, thence continuing through City of Lima and Township of Ottawa; thence continuing through City of Lima and Township of Ottawa, Township of American, Elida, crossing Ottawa River, thence continuing through Township of American, Township of Marion, crossing Auglaize River, thence continuing through Township of Marion, Delphos, crossing the now or former Indiana Hi-Rail Corp right of way, thence continuing through Delphos (also being in (a) the South Half of Section 24, South Half of Section 23, Southwest Quarter of Section 22, North Half of Section 27, North Half of Section 28, North Half of Section 29 and North Half of Section 30, all in Township 3 South, Range 8 East; (b) the Northeast Quarter and South Half of Section 25, South Half of Section 26, South Half of Section 27, South Half of Section 28, South Half of Section 29 and South Half of Section 30, all in Township 3 South, Range 7 East; (c) the South Half and Northwest Quarter of Section 25, North Half of Section 26, Southwest Quarter of Section 23, South Half and Northwest Quarter of Section 22, Northeast Quarter of Section 21, South Half of Section 16, Southeast Quarter and North Half of Section 17, Northeast Quarter of Section 18, and South Half and Northwest Quarter of Section 7, all in Township 3 South, Range 6 East; (d) the North Half of Section 12, Southwest Quarter of Section 1, South Half and Northwest Quarter of Section 2, and Northeast Quarter of Section 3, all in Township 3 South, Range 5 East; and (e) the South Half of Section 34, Southeast quarter and North Half of Section 33, Northeast Quarter of Section 32, South Half and Northwest Quarter of Section 29, and the North Half of Section 30, all in Township 2 South, Range 5 East) to the County Line, the County of Allen on the east and the County of Van Wert on the west, at Railroad Mile Post QF 274.61 (Railroad Valuation Station 14529+76), the place of ENDING IN THE Miami-Erie Canal, ALL as shown on Lessor's Pittsburgh, Fort Wayne and Chicago Railway Valuation Map 3-OH, Sheets 59 through 85 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

BEING a part or portion of the same premises which Consolidated Rail Corporation conveyed to New York Central Lines, LLC, by document dated June 1, 1999 and recorded in the Recorder's Office of Allen County, Ohio, in Volume 859 at page 170.

DESCRIPTION OF PROPERTY AT AND IN VAN WERT COUNTY, OHIO

ALL THAT CERTAIN property of the Lessor, being the line of railroad situate in the County of Van Wert and State of Ohio known as Fort Wayne Line, being further described as follows:

BEGINNING in Delphos, Washington Township at the County Line, the County of Allen on the east and the County of Van Wert on the west, at Railroad Mile Post QF 274.61 (Railroad Valuation Station 14529+76); thence extending in a general northwesterly direction, passing through Delphos, Township of Washington, Middlepoint, Township of Ridge, Van Wert, Township of Pleasant; thence continuing through Van Wert and Township of Pleasant, Townships of Union and Tully, Convoy and continuing through Township of Tully (also being in (a) the North Half of Section 25, North Half of Section 26, Southwest Quarter of Section 23, South Half of Section 22, South Half of Section 21, Southeast Quarter and North Half of Section 20, and North Half of Section 19, Township

2 South, Range 4 East; (b) the North Half of Section 24, Northeast Quarter of
Section 23, South Half of Section 14, South Half of Section 15, South Half of
Section 16, Southeast Quarter and North Half of Section 17 and North Half of
Section 18, Township 2 South, Range 3 East; (c) the North Half of Section 13, Northeast Quarter of Section 14, South Half of Section 11, Southeast Quarter and North Half of Section 10, Northeast Quarter of Section 9, South Half of Section 4, Southeast Quarter and North Half of Section 5 and Northeast Quarter of
Section 6, Township 2 South, Range 2 East; and (d) the South Half of Section 31, Southeast Quarter and North Half of Section 36, Northeast Quarter of Section 35, South Half of Section 26, Southeast Quarter and North Half of Section 27, Northeast Quarter of Section 28, South Half of Section 21, Southeast Quarter and North Half of Section 20, Northeast Quarter of Section 19 and the South Half of
Section 18, Township 1 South, Range 1 East) to the State Line, the County of Van Wert and State of Ohio on the east and the County of Allen and State of Indiana on the west, at Railroad Mile Post QF 300.28 (Railroad Valuation Station 15886+01), the place of ENDING, in Tully Township, ALL as shown on Lessor's Pittsburgh, Fort Wayne and Chicago Railway Valuation Map 3-OH, sheets ST85 through 111 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

TOGETHER WITH ALL THAT CERTAIN property of the Lessor, being the line of railroad situate in the Township of Pleasant, County of Van Wert and State of Ohio known as Van Wert Industrial Track, being further described as follows:

BEGINNING in Pleasant Township at Railroad Mile Post QFV 102.13 (Railroad Valuation Station 5492+36.9), the beginning of Lessor's ownership, being the centerline of Bridge No. 1021, carrying U.S. Route 30 over the tracks; thence extending in a general southerly direction, passing through the Township of Pleasant, Van Wert; thence continuing through Van Wert and Township of Pleasant (also being in the West Half of Section 12, Northwest Quarter of Section 13, thence southerly along the dividing line between Sections 13 and 14, Sections 23 and 24, and Sections 25 and 26, all in Township 2 South, Range 2 East) to Railroad Mile Post QFV 105.54 (Railroad Valuation Station 5312+60), being the northerly line of County Road No. 104, (aka Cooper Road) the end of Lessor's ownership in Pleasant Township, and the place of ENDING, ALL as shown on Lessor's Cleveland, Cincinnati, Chicago and St. Louis Railway Valuation Map 51, sheets 52 through 53b inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

BEING a part or portion of the same premises which Consolidated Rail Corporation conveyed to New York Central Lines, LLC, by document dated June 1, 1999 and recorded in the Recorder's Office of Van Wert County, Ohio, in Volume 241 at page 0531.

DESCRIPTION OF PROPERTY AT AND IN ALLEN COUNTY, INDIANA
FORT WAYNE LINE AND FORT WAYNE SECONDARY TRACK

ALL THAT CERTAIN property of the Grantor, being the line of railroad situate in the County of Allen and State of Indiana, known as the Penn Central Pittsburgh-Chicago Main Line (A/K/A Fort Wayne Line and Fort Wayne Secondary); being further described as follows:

BEGINNING at the State Line, the County of Van Wert and State of Ohio on the east and the County of Allen and State of Indiana on the west, at Railroad Mile Post 300.28 (Railroad Valuation Station 15886+01); thence extending in a general northwesterly direction, passing through Township of Monroe, Village of Monroeville, Townships of Madison and Jefferson, Village of Maples, Township of Adams, City of Fort Wayne and Township of Wayne (also being in (a) the Northwest Quarter of Section 26, Southwest Quarter of Section 23, South Half and Northwest Quarter of Section 22, North Half of Section 21, Southwest Quarter of Section 16, South Half and Northwest Quarter of Section 17, North Half of Section 18, Southwest Quarter of Section 7, Township 29 North, Range 15 East (b) the South Half and Northwest Quarter of Section 12, North Half of Section 11, Southwest Quarter of Section 2, South Half and Northwest Quarter of Section 3 and North Half of Section 4, Township 29 North, Range 14 East, (c) the Southwest Quarter of Section 33, South Half and Northwest Quarter of Section 32, Northeast Quarter of Section 31, South Half of Section 30, Southeast Quarter and North Half of
Section 25, Northeast Quarter of Section 26, South Half of Section 23, Southeast Quarter and North Half of Section 22, Northeast Quarter of Section 21, South Half of Section 16, Southeast Quarter and North Half of Section 17, Northeast Quarter of Section 18, South Half of Section 7, all in Township 30 North, Range 13 East, and (d) the Southeast Quarter and North Half of Section 12, in Township 30 North, Range 12 East) to Railroad Mile Post 319.20 (Railroad Valuation Station 16886+23), the place of ENDING, ALL as shown on Grantor's Pittsburgh, Fort Wayne and Chicago Railway Valuation Map 1-Ind, Sheets 1 through 15 inclusive and Valuation Map 2-Ind, Sheets 1 through ST5 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

Togetherwith a Yard Office Access Easement over and across a strip of land 40 ft. in width by 20 ft., more or less, in length, as generally shown on said EXHIBIT A-1.

DESCRIPTION OF PROPERTY AT AND IN INDIANA KNOWN AS THE FORT WAYNE MAIN LINE

BEING also formerly known as the PENN CENTRAL PITTSBURGH-CHICAGO MAIN LINE between Fort Wayne (Rail Mile Post QF 319.2), Indiana and Calumet (Rail Mile Post QF 441.8), Indiana, located in the counties of Allen, Whitley, Kosciusko, Marshall, Starke, LaPorte, Porter and Lake and consisting of 122.6 miles, more or less, of operating corridor, more particularly described as follows:

BEGINNING at Rail Mile Post QF 319.2 in the City of Fort Wayne west by northwest through the counties of Allen, Whitley and Kosciusko to Rail Mile Post QF 363.0 Harrison Township; in the City of Fort Wayne between State Boulevard and Valuation Station 131+58, thence from Rail Mile Post QF 363.0 Harrison Township, west by northwest through the counties of Kosciusko, Marshall, Starke, LaPorte and Porter to Rail Mile Post QF 424.0 in the City of Valparaiso, Center Township; thence from Rail Mile Post QF 424.0 in the City of Valparaiso, west by northwest though the counties of Porter and Lake to Rail Mile Post QF 441.80, Valuation Station 23356+96, in the City of Gary, Calumet Township and the place of ENDING.

BEING a part or portion of the same premises which Norfolk Southern Railway Company conveyed to New York Central Lines, LLC, by document dated June 1, 1999.

DESCRIPTION OF PROPERTY AT AND IN INDIANA KNOWN AS THE DECATUR SECONDARY AND DECATUR INDUSTRIAL TRACK

ALL THAT CERTAIN PROPERTY Lessor, being the line of railroad situated in the Counties of Adams and Allen, State of Indiana know as DECATUR SECONDARY TRACK AND DECATUR INDUSTRIAL TRACK, being more further described as follows:

BEGINNING at the north line of Patterson Street in City of Decatur, Adams County at Railroad Mile Post 70.38 (Railroad Valuation Station 3716+13); thence extending in a general northwesterly direction, passing through City of Decatur and Township of Washington and Root to the County line , the County of Adams on the South and the County of Allen on the north at Railroad Milepost 77.34 (Railroad Valuations Stations 4083+69); thence into the County of Allen at Railroad Mile Post 77.34 (Railroad Valuation Station 4083+69); thence extending in a general northwesterly direction, passing through Township of Madison, Hoagland, and Townships of Marion and Adams at Railroad Mile Post 86.55 (Railroad Valuation Station 4569+79.5), the place of ENDING, ALL as shown on Grantor's Philadelphia, Baltimore and Washington Railroad Company Valuation Map 18-Ind, Sheets 35 through 43 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee.

TOGETHER WITH all that certain property of Lessor's, being the line of railroad situate in the County of Adams and State of Indiana known as the DECATUR INDUSTRIAL TRACK.

BEGINNING at Railroad Mile post 96.10 (Railroad Valuation Station 5076+91), being the southerly extenuation of the west line of an alley being 185' +/- west of the centerline of Third Street, in the City of Decatur, thence extending in a generally westerly direction, passing through City of Decatur and Township of Washing to Railroad Mile Post 97.59 (Railroad Valuation Station 5155+00), being the southeasterly line of Decatur Road, (aka West Monroe Street), the end of Lessor's ownership and the place of ENDING, ALL as shown on Grantor's Erie Lackawanna Railway Valuation Map 1-IND, 5, 5A and 6 inclusive, incorporated herein by reference; copies of which are on file in the offices of Lessor and Lessee; copies of which are on file in the offices of Lessor and Lessee.

BEING a part or portion of the same premises which Consolidated Rail Corporation conveyed to New York Central Lines, LLC, by document dated June 1, 1999 and recorded in the Recorder's Office of Allen County, Indiana, under Document Number 990058016 and recorded in the Recorder's Office of Adams County, Indiana in Volume 229 at page 88.

                                    EXHIBIT B

                        EQUIPMENT TO BE REMOVED BY LESSOR

INVENTORY LOCATION             UOM    ON-HAND QTY            ITEM DESCRIPTION
Ft. Wayne Secondary            EA           25    PLATE TIE PANDROL 7-3/4X15-3/4 WITH 4 1"
Ft. Wayne Secondary            EA          250    ANCHOR RAIL 127 DUDLEY 6-1/4 DRIVE CSX S
Ft. Wayne Secondary            BI           25    BAR JOINT 132RE 36" 6-6-7-1/8-6-6 ELEV 3
Ft. Wayne Secondary            JO            4    JOINT COMP 141RE TO 136RE DRILLED 141RE
Ft. Wayne Secondary            JO            1    JOINT INSULATED 115RE 19'-6" EPOXY ASSEM
Ft. Wayne Secondary            JO            1    JOINT INSULATED 132RE 19'-6" EPOXY ASSEM
Ft. Wayne Secondary            JO            2    JOINT INSULATED 136RE 19'-6" EPOXY ASSEM
Ft. Wayne Secondary            KE            3    SPIKE TRACK 5/8 X 6 UH HIGH CARBON STEEL
Ft. Wayne Secondary            EA            3    JOINT COMP 140 RE PC TO 131 RE PRRNH 6 H
Ft. Wayne Secondary            EA            9    JOINT COMP 140 RE PC TO 133 RE PRRNH 6-H
Ft. Wayne Secondary            EA            1    POINT SWITCH 140RE 16FT 6IN LEFT HOUSED
Ft. Wayne Secondary            EA            1    POINT SWITCH 132RE 27FT(16FT 6IN SW ALIN
Ft. Wayne Secondary            PC           18    TIE SWITCH CREO 7 X 9 X 9
Ft. Wayne Secondary            PC            3    TIE SWITCH CREO 7 X 9 X 12
Ft. Wayne Secondary            PC            4    TIE SWITCH CREO 7 X 9 X 13
Ft. Wayne Secondary            LF          480    RAIL 136 RE NEW MH JNTD
Ft. Wayne Secondary            LF          827    RAIL 131 RE SH JNTD DRILLED 2-1/2-6-1/2-
Ft. Wayne Secondary            LF        4,093    RAIL 132 RE SH JNTD DRILLED 3-1/2-6-6 AB
Ft. Wayne Secondary            LF          781    RAIL 133 RE SH JNTD
Ft. Wayne Secondary            LF          369    RAIL 136 RE SH JNTD
Ft. Wayne Secondary            LF          963    RAIL 140 RE SH JNTD
Ft. Wayne Secondary            LF           40    SCRAP RAIL 100 LB
Ft. Wayne Secondary            LF        4,255    SCRAP RAIL ALL LENGTHS 127 LB
Ft. Wayne Secondary            LF           78    SCRAP RAIL JOINTED 131 LB
Ft. Wayne Secondary            LF          396    SCRAP RAIL 132 LB
Ft. Wayne Secondary            LF          195    SCRAP RAIL 133 LB
Ft. Wayne Secondary            LF           78    SCRAP RAIL 136 LB ALL LENGTHS
Ft. Wayne Secondary            LF          355    SCRAP RAIL ALL LENGTHS 140 LB
Ft. Wayne Line                 EA          300    ANCHOR RAIL DRIVE ON 132/136/141 6" BASE
Ft. Wayne Line                 EA           75    PLATE TIE 7-3/4 X 14 DS FOR 131 132RE RA
Ft. Wayne Line                 EA           50    PLATE TIE 7-3/4 X 14-3/4 8-HOLE 132 AREA
Ft. Wayne Line                 EA          300    PLATE TIE 7-3/4 X 14-3/4 8-HOLE 132 AREA
Ft. Wayne Line                 PR            4    BAR JOINT 115LB RE POOR & CO DNP-US E UP
Ft. Wayne Line                 PR            4    BAR JOINT 130 PS L-3 PCH 7-6-5-1/2- 6-7I
Ft. Wayne Line                 PR            4    BAR JOINT 131 RE F-7 PCH 7-6-5-1/2- 6-7
Ft. Wayne Line                 PR           12    BAR JOINT 132LB RE -136LB RE PCHD 6 -6-7
Ft. Wayne Line                 PR            1    BAR JOINT 133 RE F-1 PCH 7-6-5-1/2- 6-7
Ft. Wayne Line                 PR            9    BAR JOINT 140RE F-1 PCHD 7-6-5-1/2- 6-7
Ft. Wayne Line                 PR           16    BAR SPLICE 105DY TOELESS HEAD FREE6 HOLE
Ft. Wayne Line                 EA           40    BOLT TRACK 1-1/8 X 5-3/4 IN ELL NECK CR
Ft. Wayne Line                 EA            2    CLIP ROCKER ADJ F/VERTICAL RODS 119-132-

INVENTORY LOCATION             UOM    ON-HAND QTY            ITEM DESCRIPTION
Ft. Wayne Line                 EA           1     FROG RBM 140RE NO 8 L/PLATES PL 74140 EX
Ft. Wayne Line                 EA           5     JOINT COMP 132 RE CR TO 105 DY NYCNH 6 H
Ft. Wayne Line                 EA           5     JOINT COMP 132 RE CR TO 130 PS PRRLH 6-H
Ft. Wayne Line                 EA           4     JOINT COMP 132-RE CR TO 119-RE CR LH 6-H
Ft. Wayne Line                 EA           8     JOINT COMP 136 RE CR TO 131 RE PRRNH 6 H
Ft. Wayne Line                 EA           1     JOINT COMP 130 PS PRR TO 115 RE PRR RH 6
Ft. Wayne Line                 EA           2     JOINT COMP 115 RE PRR TO 100 PS PRR RH 6
Ft. Wayne Line                 EA           1     JOINT COMP 119 RE PC TO 100 PS PRRLH 6-H
Ft. Wayne Line                 EA           2     JOINT COMP 130 PS PRR TO 100 PS PRR LH 6
Ft. Wayne Line                 EA           6     JOINT COMP 130 PS PRR TO 100 PS PRR RH 6
Ft. Wayne Line                 EA           2     JOINT COMP 130 PS PRR TO 127 DYM NYC RH
Ft. Wayne Line                 EA           4     JOINT COMP 131 RE PRR TO 130 PS PRR LH 6
Ft. Wayne Line                 EA           2     JOINT COMP 131 RE PRR TO 130 PS PRR RH 6
Ft. Wayne Line                 EA           5     JOINT COMP 136RE TO 132RE NH 6 HOLE 36 I
Ft. Wayne Line                 EA           3     JOINT COMP 140 RE PC TO 130 PS PRRLH 6-H
Ft. Wayne Line                 EA           2     JOINT COMP 140RE CR TO 132RE CR NH6 HOLE
Ft. Wayne Line                 EA           2     JOINT COMP 140 RE PC TO 130 PS PRRRH 6-H
Ft. Wayne Line                 EA           2     JOINT COMP 140 RE PC TO 131 RE PRRNH 6 H
Ft. Wayne Line                 EA           6     JOINT COMP 140 RE PC TO 133 RE PRRNH 6-H
Ft. Wayne Line                 EA          10     JOINT COMP 140RE CR TO 136RE CR NH6 HOLE
Ft. Wayne Line                 EA           2     JOINT COMP 155 PS PRR TO 131 RE PRR NH 6
Ft. Wayne Line                 EA           1     JOINT COMP 155 PS PRR TO 140 RE PRR NH 6
Ft. Wayne Line                 EA           1     JOINT INSULATED 136RE FACTORY BONDED PER
Ft. Wayne Line                 EA           1     POINT SWITCH 140RE 20FT CURVED RIGHT NOT
Ft. Wayne Line                 EA           1     POINT SWITCH 140RE 30FT CURVED LEFT NOT
Ft. Wayne Line                 EA           1     POINT SWITCH 132RE 26FT RIGHT CURVED UND
Ft. Wayne Line                 EA           1     POINT SWITCH 140RE 39FT RIGHT STRAIGHT U
Ft. Wayne Line                 EA           1     POINT SWITCH 132RE 27FT(16FT 6IN SW ALIN
Ft. Wayne Line                 EA           1     POINT SWITCH 132RE 27FT(16FT 6IN SW ALIN
Ft. Wayne Line                 EA         250     SPIKE DRIVE WASHER HD 11/16 X 12 IN AREA
Ft. Wayne Line                 PC           2     POST CREO WOOD 16  TYPE I PER CSX DWG 40
Ft. Wayne Line                 EA           3     TIE CROSS CREO MAINLINE
Ft. Wayne Line                 PC          11     TIE SWITCH CREO 7 X 9 X 9
Ft. Wayne Line                 PC          13     TIE SWITCH CREO 7 X 9 X 10
Ft. Wayne Line                 PC          11     TIE SWITCH CREO 7 X 9 X 11
Ft. Wayne Line                 PC          12     TIE SWITCH CREO 7 X 9 X 12
Ft. Wayne Line                 PC           4     TIE SWITCH CREO 7 X 9 X 14
Ft. Wayne Line                 PC           6     TIE SWITCH CREO 7 X 9 X 15
Ft. Wayne Line                 PC           5     TIE SWITCH CREO 7 X 9 X 16
Ft. Wayne Line                 LF         829     RAIL 105 DUD SH JNTD
Ft. Wayne Line                 LF         118     RAIL 131 RE SH JNTD DRILLED 2-1/2-6-1/2-
Ft. Wayne Line                 LF         390     RAIL 133 RE SH JNTD
Ft. Wayne Line                 LF          52     RAIL 140 RE SH JNTD
Ft. Wayne Line                 EA           1     RAIL STOCK 132RE NO-HAND 39FT FULLY HEAT
Ft. Wayne Line                 LF         320     SCRAP RAIL 133 LB
Cole Street Yard Office        EA           2     MAINFRAME PRINTERS
Cole Street Yard Office        EA           1     DESKTOP BASE

INVENTORY LOCATION             UOM    ON-HAND QTY  ITEM DESCRIPTION
Cole Street Yard Office        EA          2      DIALUP DESKTOPS
Cole Street Yard Office        EA          1      CONTROLLER
Piqua Yard Office              EA          1      DESKTOP RADIO BASE
Piqua Yard Office              EA          2      PC/DESKTOPS
Piqua Yard Office              EA          7      THIN CLIENT TUBES
Piqua Yard Office              EA          5      THIN CLIENT PRINTERS
Piqua Yard Office              EA          1      NETWORK
Piqua Yard Office              EA          1      FRAME CIRCUIT
Warsaw Yard Office             EA          1      OBRS
Warsaw Yard Office             EA          1      THIN CLIENT
Warsaw Yard Office             EA          1      FRAME CIRCUIT

                                    EXHIBIT C

                 LIST OF NAMES AND ADDRESSES FOR NOTICE PURPOSES

         Notices to Lessor shall be delivered to:

                  Property Services Department
                  Director of Corridor Administration
                  CSX Transportation
                  500 Water Street, J180
                  Jacksonville, FL 32202

         With copies to:
                  AVP Network Rationalization
                  CSX Transportation
                  500 Water Street, J200
                  Jacksonville, FL  32202

                  Director - Rail Network Marketing
                  CSX Transportation
                  500 Water Street, J848
                  Jacksonville, FL  32202

         Notices to LESSEE shall be delivered to:

                  General Manager
                  Central Railroad of Indianapolis
                  d/b/a Chicago, Ft. Wayne & Eastern Railroad, Inc. 497 Circle Freeway Drive, Suite 230
                  Cincinnati, OH  45246

         With copies to:
                  VP - General Counsel
                  RailAmerica, Inc.
                  5300 Broken Sound Blvd. N.W.
                  Boca Raton, FL  33487

                                    EXHIBIT D

                      ASSIGNMENT AND ASSUMPTION OF VARIOUS

                   AGREEMENTS, LEASES, LICENSES AND ORDINANCES

         FOR VALUE RECEIVED, in connection with that certain Lease Agreement dated as of July 26th, 2004 by and between CSX Transportation, Inc., hereinafter referred to as "Assignor," and Central Railroad Company of Indianapolis, d/b/a Chicago, Ft. Wayne & Eastern Railroad, hereinafter referred to as "Assignee" (the "Lease"), Assignor does hereby (i) fully assign unto Assignee all of the right, title and interest of Assignor in those agreements, leases, licenses and ordinances, indicated on Exhibit D-1, attached hereto and made a part hereof

         Assignee does hereby assume, to the extent of the interest hereby assigned, all of the covenants, promises and obligations of Assignor contained within the subject agreements, leases, licenses and ordinances. Lessor shall be entitled to retain any and all rentals, fees and the like received prior to the Commencement Date of the Lease, without proration. Lessee shall be entitled to retain any and all rentals, fees and the like received prior to the expiration or earlier termination of the Lease, without proration.

         Upon the termination or expiration of the aforementioned Lease, the assignments made by this instrument shall terminate. Within a reasonable time from the date of the termination or expiration of the Lease Agreement, Assignee shall deliver to Assignor the original documents listed on Exhibits D-1 plus the original of any amendments to the documents listed thereon.

         The effective date of this instrument is August 1, 2004.

ASSIGNOR:

ATTEST:                                      /s/ Les Passa
                                             -----------------------------------
/s/ Heidi Bash                               By: Les Passa
---------------------------------               --------------------------------
Title: Director                              Title: VP Strategic Planning &
                                             Process Improvement

ASSIGNEE:

ATTEST:                                      /s/ Larry W. Bush
                                             -----------------------------------
/s/ Jennifer Taylor                          By:    Larry W. Bush
---------------------------------               --------------------------------
Title: Paralegal                             Title: Vice President and Treasurer

                                   EXHIBIT D-1

                                 FULL ASSIGNMENT

CONTRACT #                        NAME                       DATE                    TYPE                 MILEPOST
----------                        ----                       ----                    ----                 --------
CO 001698       WARNES H T                                08/31/1916      Crossing - Roadway Private       QF 390
CR 000107       GENERAL ELECTRIC CO                       09/22/1931      Crossing - Roadway Private      QF 31893
CR 000181       ALLEN COUNTY HIGHWAY DEPT                 07/26/1929   Track Lease - Loading/Unloading    QFD 7962
CR 000696       STARKE COUNTY FARM BUREAU COOP ASSOCIATI  08/21/1995   Track Lease - Loading/Unloading    QF 39750
CR 001453       SMITH H A                                 03/31/1917      Crossing - Roadway Private       QF 211
CR 001698       WARNES H T                                08/31/1916      Crossing - Roadway Private       QF 390
CR 007245       IN DOT                                    03/15/1960      Crossing - Roadway Public       QF 38181
CR 009082       PORTER COUNTY OF                          01/25/1995          Crossing - Signal           QF 43238
CR 022743       VON TOBEL LUMBER AND HARDWARE CO          04/04/1997   Track Lease - Loading/Unloading     QF 424
CR 046421 100   FORT WAYNE UNION RY                       05/24/1926              Sidetrack               QF 31757
CR 046421 200   PENNSYLVANIA RAILROAD CO                  05/24/1926              Sidetrack               QF 31757
CR 052648 100   FORT WAYNE UNION RY                       04/09/1930              Sidetrack               QF 31757
CR 052648 200   PITTSBURGH FORT WAYNE AND CHICAGO         04/09/1930              Sidetrack               QF 31757
CR 067401 100   NORFOLK AND WESTERN                       04/28/1936     Crossing - Underpass/Viaduct     QF 20000
CR 067401 200   OHIO STATE OF                             04/28/1936     Crossing - Underpass/Viaduct     QF 20000
CR 067401 300   PENNSYLVANIA OHIO AND DETROIT             04/28/1936     Crossing - Underpass/Viaduct     QF 20000
CR 067401 400   PITTSBURGH FORT WAYNE AND CHICAG          04/28/1936     Crossing - Underpass/Viaduct     QF 20000
CR 070232 005   BUCYRUS CITY OF                           01/21/1946      Crossing - Roadway Private       QFS 69
CR 072626       NORFOLK AND WESTERN RAILWAY CO ET AL      03/16/1976          Crossing - Signal           QF 35876
CR 072859       IN DOT                                    08/27/1997      Crossing - Roadway Public       QF 43853
CR 080174       ILLINOIS CENTRAL RR                          N/A          Crossing - Roadway Private      QF 43743
CR 080174 100   PITTSBURGH FORT WAYNE AND CHICAG             N/A          Crossing - Roadway Private      QF 43743
CR 085693       INTERNATIONAL TRUCK AND ENGINE            10/01/1945      Crossing - Roadway Private      QF 31754
CR 091096       OHIO STATE OF                             08/17/1948          Crossing - Signal            QFV 103
CR 100775       VAN WERT CITY OF                          12/29/1952              Sidetrack                QFV 103
CR 109577       VAN WERT CITY OF                          03/07/1956              Sidetrack                QFV 103
CR 118704       VAN WERT CITY OF                          01/30/1958            Drainage Ditch             QFV 103
CR 123773       INDIANA STATE OF                          06/06/1960         Crossing - Overpass           QF 324
CR 125585       OHIO STATE OF                             12/21/1960          Crossing - Signal            QFS 65
CR 139788       OHIO STATE OF                             05/27/1965         Crossing - Overpass           QFV 103
CR 141897       OHIO STATE OF                             02/28/1966         Crossing - Overpass           QFS 68
CR 148397       PROCTER AND GAMBLE                        10/27/1967              Sidetrack                QF 256
CR 149924       BUCYRUS CITY OF                           12/17/1968          Crossing - Signal           QF 20008
CR 159208       IN DOT                                    06/25/1959      Crossing - Roadway Public        QF 439
CR 164033       OHIO STATE OF                             11/01/1971          Crossing - Signal            QF 264
CR 167286       INDIANA PUBLIC SERVICE COMMISSION         04/23/1971          Crossing - Signal            QF 421
CR 168143       ALLEN COUNTY OF OHIO                      03/16/1972          Crossing - Signal            QF 263
CR 168367       EAST LAKE DEVELOPMENT CO                  04/12/1972      Crossing - Roadway Public        QF 324
CR 168899       IN DOT                                    03/14/1972         Crossing - Overpass           QF 414
CR 169794       OHIO STATE OF                             06/28/1972          Crossing - Signal            QF 2603
CR 173225       IN DOT                                    03/21/1972          Crossing - Signal            QF 324
CR 173894       LIMA CITY OF                              12/08/1967         Crossing - Overpass          QF 26258
CR 174459       PROCTER AND GAMBLE MANUFACTURING          09/28/1972              Sidetrack                QF 256
CR 177051       GARY CITY OF                              10/21/1965      Crossing - Roadway Public        QF 440

CONTRACT #                        NAME                       DATE                    TYPE                 MILEPOST
----------                        ----                       ----                    ----                 --------
CR 177140       CROP FERTILITY SPECIALISTS INC            02/01/1973               Sidetrack               QF 370
CR 177172       OHIO STATE OF                             10/14/1965          Crossing - Overpass          QF 290
CR 178077       LARWILL TOWN OF                           12/10/1964          Crossing - Overpass         QF 34613
CR 178921       OHIO STATE OF                             04/10/1964          Crossing - Overpass          QF 214
CR 180501       IN DOT                                    09/24/1963               Crossing                QF 438
CR 181596       OHIO STATE OF                             04/29/1963           Crossing - Signal          QF 23614
CR 181683       HOBART CITY OF                            01/07/1963       Crossing - Roadway Public       QF 436
CR 183159       MARSHALL COUNTY BOARD OF COMMISSIONERS    04/12/1961          Crossing - Overpass         QF 38847
CR 183800       OHIO STATE OF                             11/03/1960           Crossing - Signal           QFS 68
CR 185055       INDIANA STATE OF                          04/11/1960           Crossing - Signal           QF 304
CR 185185       HOBART CITY OF                            03/13/1974       Crossing - Roadway Public       QF 4359
CR 188033       OHIO STATE OF                             08/13/1959           Crossing - Signal          QF 20707
CR 189290       INDIANA STATE OF                          03/01/1974           Crossing - Signal           QF 3116
CR 193619       INDIANA STATE OF                          06/25/1959          Crossing - Overpass         QF 32428
CR 196513       INDIANA STATE OF                          04/23/1956           Crossing - Signal           QF 422
CR 198660       PORTER COUNTY OF                          08/07/1975           Crossing - Signal           QF 4307
CR 198669       PORTER COUNTY OF                          08/07/1975               Crossing               QF 43075
CR 199571       FORT WAYNE CITY OF                        08/07/1975           Crossing - Signal           QF 321
CR 201354       ALLEN COUNTY OF IN                        10/07/1975           Crossing - Signal           QF 3099
CR 201355       ALLEN COUNTY OF IN                        11/13/1975           Crossing - Signal           QF 3151
CR 202100       INDUSTRIAL LUMBER AND SUPPLY CO           03/29/1930               Sidetrack               QF 440
CR 202944       CARGILL                                   09/25/1964               Sidetrack               QF 262
CR 203164       BADSKEY LORIN J                           04/10/1953               Sidetrack               QF 338
CR 203164 100   LML ENGINEERING AND MANUFACTURIN          04/10/1953               Sidetrack               QF 338
CR 203164 200   REIFF LEWIS D                             04/10/1953               Sidetrack               QF 338
CR 203279       STANDARD OIL CO OF INDIANA                07/18/1925               Sidetrack               QF 430
CR 203282       SHELL AMERICAN PETROLEUM CO               09/19/1927               Sidetrack               QF 424
CR 203283       WANATAH MERCHANTILE CO                    07/31/1946               Sidetrack               QF 415
CR 203333       HALL LUMBER AND COAL                      01/11/1911               Sidetrack               QF 294
CR 203339       BAGLEY COAL                               04/15/1948               Sidetrack               QF 286
CR 203344       DELPHOS SOYA PRODUCTS                     02/01/1949               Sidetrack               QF 275
CR 203346       MONROEVILLE COOP EQUITY UNION EXCHANGE    05/27/1949               Sidetrack               QF 304
CR 203391       GENERAL ELECTRIC CO                       01/12/1931               Sidetrack               QF 3184
CR 203394       ESSEX WIRE CORP                           02/06/1948               Sidetrack               QF 320
CR 204080       DELPHOS SOYA PRODUCTS                     08/15/1960               Sidetrack               QF 275
CR 205786       WHITLEY COUNTY OF                         02/18/1976           Crossing - Signal           QF 3307
CR 205788       INDIANA STATE OF HIGHWAY COMMISSION       02/25/1976       Crossing - Roadway Public       QF 3942
CR 209065       INDIANA STATE OF DEPT OF HIGHWAYS         07/09/1952           Crossing - Signal           QF 339
CR 210568       INDIANA STATE OF                          03/12/1952           Crossing - Signal           QFD 79
CR 210822       BITUMINOUS MATERIALS CO INC               07/01/1976               Sidetrack               QF 356
CR 210914       OHIO STATE OF                             10/09/1950           Crossing - Signal           QFS 69
CR 211560       OHIO STATE OF                             07/19/1949           Crossing - Signal          QFS 6872
CR 211589       OHIO STATE OF                             07/19/1949           Crossing - Signal           QF 202
CR 212062       OHIO STATE OF                             06/19/1977           Crossing - Signal          QF 25843
CR 213170       OHIO STATE OF                             08/30/1948           Crossing - Signal          QF 29303
CR 213171       OHIO STATE OF                             08/30/1948           Crossing - Signal          QF 24220

CONTRACT #                        NAME                       DATE                    TYPE                 MILEPOST
----------                        ----                       ----                    ----                 --------
CR 214930       PORTER COUNTY OF                          02/25/1977           Crossing - Signal          QF 43103
CR 215229       INDIANA STATE OF                          07/16/1976          Crossing - Overpass         QF 43853
CR 215304       INDIANA HI RAIL                           06/15/1977              Real Estate              QF 2745
CR 219484       BATH TOWNSHIP                             10/20/1977       Crossing - Roadway Public       QF 256
CR 222057       OHIO STATE OF                             02/22/1978       Crossing - Roadway Public      QF 25693
CR 223328       SCOTT EQUITY EXCHANGE CO                  02/03/1978    Track Lease - Loading/Unloading    QFV 103
CR 224495       AG PLUS LP                                04/07/1961      Track Lease - Storage Only       QF 329
CR 224621       ALLEN COUNTY                              04/28/1978       Crossing - Roadway Public      QF 26299
CR 226022       OHIO STATE OF                             08/16/1978           Crossing - Signal          QF 25693
CR 226912       ALLEN COUNTY INDIANA                      09/29/1978           Crossing - Signal           QF 311
CR 227201       STARKE COUNTY FARM BUREAU COOP ASSOC      05/15/1978               Sidetrack               QF 398
CR 227258       INDIANA STATE OF                          08/30/1978           Crossing - Signal           QF 3463
CR 228974       OHIO STATE OF                             01/10/1979           Crossing - Signal           QFS 694
CR 230310       LAKE COUNTY OF                            05/05/1978           Crossing - Signal          QF 43303
CR 232593       OHIO STATE OF                             08/09/1979           Crossing - Signal          QF 20079
CR 232795       OHIO STATE OF                             08/29/1979           Crossing - Signal          QF 26092
CR 233004       OHIO STATE OF                             08/29/1979           Crossing - Signal          QF 24666
CR 237790       INDIANA STATE HIGHWAY COMMISSION          04/10/1980          Crossing - Overpass         QF 40013
CR 240320       KOSCIUSKO COUNTY OF                       08/22/1979           Crossing - Signal          QF 35558
CR 240697       ALLEN COUNTY OF                           04/30/1980       Crossing - Roadway Public      QF 31668
CR 240879       BUCYRUS CITY OF                           09/19/1980       Crossing - Roadway Public      QF 20097
CR 240882       UPPER SANDUSKY CITY OF                    12/26/1979       Crossing - Roadway Public      QF 21698
CR 241388       NORFOLK AND WESTERN                          N/A           Crossing - Roadway Public      QF 27451
CR 242949       OHIO STATE OF                             08/14/1980           Crossing - Signal          QF 22897
CR 242951       OHIO STATE OF LAKE COUNTY                 05/27/1980           Crossing - Signal          QF 22432
CR 244603       NORFOLK AND WESTERN                       01/01/1979       Crossing - Roadway Public       QF 2005
CR 245002       PORTER COUNTY OF                          03/17/1980           Crossing - Signal          QF 42695
CR 245003       LAPORTE COUNTY OF                         05/13/1981           Crossing - Signal          QF 41332
CR 245630       INDIANA STATE OF DEPT OF HIGHWAYS         08/31/1981           Crossing - Signal          QF 33871
CR 246346       OHIO STATE OF                             10/16/1981           Crossing - Signal          QF 20008
CR 246348       OHIO STATE OF                             10/27/1981           Crossing - Signal          QF 26463
CR 247388       WANATAH TOWN OF                           03/24/1981           Crossing - Signal          QF 41504
CR 248411       WANATAH TOWN OF                           07/24/1981           Crossing - Signal          QF 41509
CR 256695       OHIO STATE OF                             08/11/1982           Crossing - Signal          QF 28755
CR 256696       OHIO STATE OF                             08/16/1982           Crossing - Signal          QF 21715
CR 256973       WALTON GRAIN CORP                         08/04/1983          Real Estate - Track         QF 21702
CR 260332       CONVOY EQUITY EXCHANGE CO                 06/17/1968      Track Lease - Storage Only      QF 29420
CR 260339       CENTRAL SOYA CO INC                       02/01/1949      Track Lease - Storage Only       QF 2744
CR 260405       PROCTER AND GAMBLE MANUFACTURING CO       09/17/1970        Track Lease - Switching        QF 256
CR 264343       PORTER COUNTY OF                          10/18/1982           Crossing - Signal          QF 42038
CR 270068       ALLEN COUNTY OF                           12/22/1983       Crossing - Roadway Public      QF 32304
CR 270068 100   INDIANA STATE OF                          12/22/1983       Crossing - Roadway Public      QF 32304
CR 270590       ESSEX GROUP INC                           06/01/1984               Sidetrack              QF 33283
CR 275231       MENNEL MILLING                            01/23/1985               Sidetrack              QF 20162
CR 275732       CHESAPEAKE & OHIO RY                      06/29/1927      Crossing - Roadway Private      QF 21753

CONTRACT #                        NAME                       DATE                    TYPE                 MILEPOST
----------                        ----                       ----                    ----                 --------
CR 277561       OHIO STATE OF                             03/13/1985           Crossing - Signal          QF 26525
CR 278027       NORTH WESTERN GRAND TRUNK RAILWAY CO         N/A          Crossing - Roadway Private      QF 42683
CR 282380       NATIONAL LIME AND STONE CO                04/15/1986               Sidetrack              QFS 6319
CR 286715       ALLEN COUNTY OF                           02/20/1986       Crossing - Roadway Public      QF 30265
CR 287022       INDIANA STATE OF                          03/13/1986          Crossing - Overpass         QF 42168
CR 287694       SUPERIOR CONSTRUCTION CO INC              10/21/1986      Crossing - Roadway Private       QF 422
CR 288001       VALPARAISO CITY OF                        11/26/1984      Crossing - Roadway Private      QF 42387
CR 289308       WALTON AGRI SERVICE INC                   06/03/1987      Track Lease - Storage Only       QF 2091
CR 290381       INDIANA STATE OF                          09/21/1987           Crossing - Signal          QFD 8421
CR 290561       VAN WERT TERMINAL LLC                     01/08/1988               Sidetrack              QF 28426
CR 290800       INDIANA STATE OF                          12/09/1986          Crossing - Overpass         QFD 8459
CR 291196       INDIANA STATE OF                          12/04/1987          Crossing - Overpass         QF 32427
CR 291654       IN DOT                                    04/11/1988       Crossing - Roadway Public      QF 43860
CR 291814       FORT WAYNE CITY OF                        05/05/1925       Crossing - Roadway Public       QF 3192
CR 291814 100   NORFOLK AND WESTERN                       05/05/1925       Crossing - Roadway Public      QF 31920
CR 293388       OHIO STATE OF                             12/09/1988           Crossing - Signal          QF 28906
CR 293453       UNITED TECHNOLOGIES AUTOMOTIVE INC        12/02/1988               Sidetrack               QF 3737
CR 293770       PORTER COUNTY BOARD OF COMMISSIONERS      12/30/1988          Crossing - Overpass         QF 42443
CR 294563       DELPHOS CITY OF                           04/10/1989       Crossing - Roadway Public      QF 26713
CR 295790       FORT WAYNE CITY OF                        06/19/1989               Crossing               QF 32094
CR 302214       FARMERS COMMISSION CO                     09/24/1991               Sidetrack               QF 2457
CR 302794       NORFOLK AND WESTERN                       12/14/1991     Crossing - Underpass/Viaduct     QF 31754
CR 307281       WHITLEY COUNTY OF                         02/08/1994          Crossing - Overpass          QF 3337
CR 307835       IN DOT                                    09/22/1992          Crossing - Overpass         QF 38182
CR 309542       AMERICAN TOWNSHIP OF                      06/05/1995           Crossing - Signal          QF 26351
CR 310352       E M P COOP                                10/31/1995               Sidetrack              QF 30407
CR 318327       PROCTER AND GAMBLE                        01/22/1997               Sidetrack              QF 25629
CR 332864       OHIO STATE OF                             10/29/1998          Crossing - Overpass         QF 20727
CR 332905       WALTON AGRI SERVICE INC                   12/22/1998               Sidetrack              QF 21720
CR 332910       OHIO STATE OF                             11/30/1998           Crossing - Signal          QF 22900
CR 566720       KAISER ALUMINUM AND CHEMICAL CORP         04/20/1956               Sidetrack               QF 414
CSX 037555      IN DOT                                    01/10/2000           Crossing - Signal          QF 38461
CSX 038749      IN DOT                                    04/20/2000           Crossing - Signal          QF 42109
CSX 052582      VAN WERT COUNTY OH                        06/03/2003       Crossing - Roadway Public      QF 29945
CSX 052716      IN DOT                                    04/28/2003       Crossing - Roadway Public      QF 35250
CSX 052716      IN DOT                                    04/28/2003           Crossing - Signal          QF 35250
NYC 040089      DLUBAK GLASS CO INC                       11/14/2000      Sidetrack - Cash and Refund     QF 21817
NYC 042320      STEEL DYNAMICS INC                        09/24/2001               Sidetrack              QF 33049